UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2008

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
and
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of November 4, 2008 Premier Wealth Management, Inc. (the “Company”) executed a settlement agreement (the “Settlement Agreement”) with Protrust Financial Services Group, S.A. (“Protrust”), pursuant to which, among other things, the default judgment entered against the Company in July of 2008, and as previously reported on a Current Report on Form 8-K of the Company (Date of Report: July 11, 2008), has been fully satisfied and settled.

The default judgment arose from breach of contract claims relating to the failure of the Company to pay certain consideration relating to the acquisition by the Company of its current wholly owned operating subsidiary, Master Trust S.A., formerly known as Protrust Private Client Services, S.A. (“Master Trust”) in August 2006. The Settlement Agreement provides, among other things, for a full release between both the Company and Protrust, conditioned on payment in full of $1,000,000 by the Company, as it relates to any additional amounts claimed against the Company or Protrust. As part of the Settlement Agreement, Protrust has agreed to return for cancellation all 1,500,000 shares of the Company’s common stock (the “Master Trust Consideration Shares”) issued to it in connection with the foregoing transaction along with termination of a put agreement previously held by Protrust with respect to the Master Trust Consideration Shares.

The foregoing is a summary only of the Settlement Agreement, which is filed as an Exhibit to this report, the provisions of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Settlement Agreement between Premier Wealth Management, Inc., Master Trust, S.A., and Protrust Financial Services Group S.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 2008	PREMIER WEALTH MANAGEMENT, INC. (Registrant)

	By:	/s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

Exhibit Number	Description

10.1	Settlement Agreement between Premier Wealth Management, Inc., Master Trust, S.A., and Protrust Financial Services Group S.A.